Ex. 10.6  Agreement

                                    Agreement

                                    Between:
           Swiftnet limited and Abraham Keinan (Hereinafter Swiftnet)
                                       And
                         Campbeltown Business Ltd. (CT)

1)       CT through its directors has introduced Swiftnet to various financial and business opportunities that are already taken advantage by and /or explored by Swiftnet.
2)       Swiftnet hires CT as its financial and business development consultant.
3)       Swiftnet will pay CT 2000 UK pounds per month.
4)       In addition to paragraph "3" Swiftnet will pay CT a performance related payment as follows:
         a)  In a month that Swiftnet revenues are between 125,000 to 150,000
             Pounds additional amount of 1,250 Pounds (sums to 3,250 Pounds per month)
         b)  In a month that revenues are between 150,000 - 175,000 Pounds, additional amount of 2,500 Pounds (sums to 4,500 Pounds).
         c)  In a month that revenues exceed 175,000 Pounds: additional 275
             Pounds (sums to 4,750 Pounds per month).
5)       This agreement is for 18 months and will be renewed by mutual agreement of Swiftnet and CT.
6)       Swiftnet has the option to terminate the agreement if Mr. Guy Nissenson and Mr. Haim Nissenson are not involved with CT.

Signatures & Dates:

------------------------                        -------------------------
Swiftnet Ltd                                    Campbeltown Business Ltd.

------------------------
Abraham Keinan